                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):         January 13, 2003


                            P. H. GLATFELTER COMPANY
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               (Exact Name of Registrant as Specified in Charter)


      Pennsylvania                     1-3560                   23-0628360
     (State or Other               (Commission File           (IRS Employer
Jurisdiction of Incorporation)         Number)              Identification No.)


      96 South George Street, Suite 500; York, PA           17401
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                 (Address of Principal                    (Zip Code)
                   Executive Offices)




                                 (717) 225-4711
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              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)








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ITEM 5. OTHER EVENTS

      We have reported previously regarding certain environmental matters related to the lower Fox River and the Bay of Green Bay in Wisconsin. On
January 7, 2003, the Wisconsin Department of Natural Resources ("WDNR") issued a Record of Decision ("ROD") in which the United States Environmental Protection Agency ("EPA") concurred setting forth the agencies' decision on how to address sediment contamination in two reaches of the lower Fox River under the federal Superfund statute. One of the reaches is Little Lake Butte des Morts, which is adjacent to our Neenah, Wisconsin facility. This ROD does not address the entire lower Fox River or the Bay of Green Bay nor does it place any value on claims for Natural Resource Damages associated with this matter. EPA has previously asserted that six other companies and we are potentially responsible for the sediment contamination in the lower Fox River and the Bay of Green Bay.

     Subject to extenuating circumstances and alternative solutions arising during the cleanup, the ROD requires the removal of approximately 750,000 cubic yards of sediment from Little Lake Butte des Morts. The ROD also requires the monitoring of Little Lake Butte des Morts and a second downstream reach of the river. WDNR and EPA estimate that the remedy for these two reaches will cost approximately $75 million but could cost within a range from approximately $52 million to $112 million. The $75 million estimate is approximately the same amount estimated for this section of the river in the Proposed Remedial Action Plan issued in October, 2001 related to this matter. We are analyzing the ROD to determine its potential impact on the Company, but believe that our accrual for this matter will remain unchanged. At this point, we do not foresee that it will be necessary to make significant changes to disclosures we have previously made related to this issue; however, our review of the ROD may reveal that certain changes to our disclosures are necessary.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    P. H. GLATFELTER COMPANY
                                           (Registrant)




                                    By: /s/ Robert P. Newcomer
                                        ----------------------
                                    Title: President, Chief Operating Officer
                                           and Acting Chief Financial Officer